EXECUTION COPY

CHINA MOBILE MEDIA TECHNOLOGY INC.

SECURITIES PURCHASE AGREEMENT (THE “AGREEMENT”)

December 28, 2007

Abax Lotus Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR
Ladies and Gentlemen:

Magical Insight Investments Limited (the “Company”), a British Virgin Islands (“BVI”) corporation, and China Mobile Media Technology Inc. (the “Parent”), a Nevada corporation, hereby agree with the Purchaser (as defined below) as follows:

1. Authorization and Issuance of Securities.

(a)
The Company has authorized (i) the issuance and sale of up to RMB150,000,000 in aggregate principal amount of its Guaranteed Senior Notes due 2014 (the “Initial Notes”) (ii) at the Company’s sole election and subject to the terms and conditions herein described, the issuance and sale to the Purchaser by the Company of up to RMB20,000,000 in aggregate principal amount of the Company’s Guaranteed Senior Notes due 2014 (the “Option Notes,” and together with the Initial Notes, the “Notes”), and the Parent has authorized the issuance of warrants (each, a “Warrant”) representing the right to purchase a certain number of the Parent’s common stock, par value $0.001 (the “Common Stock”), as calculated in the Warrant Agreement (as defined below).

(b)
Subject to the terms and conditions of this Agreement, the Company will, at the “First Closing Date” provided for in Section 3, issue and sell to Abax Lotus Ltd. (the “Purchaser”) and the Purchaser will purchase from the Company, Notes in the principal amount specified opposite the Purchaser’s name in Schedule I, and the Parent will issue to the Purchaser such number of Warrants specified opposite the Purchaser’s name in Schedule I, for the consideration set forth herein. Subject to the terms and conditions of this Agreement, the Company’s option to require the Purchaser to purchase the Option Notes will expire on April 15, 2008 and may be exercised in whole only, but not in part on one occasion at the discretion of the Company on or before such date only if the Financial Trigger (as defined below) has occurred. Any such time and date of delivery of the Notes issued pursuant to the option shall be determined by the Company, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the First Closing Date (as defined below).

(c)
The Notes are to be issued pursuant to the provisions of an indenture (the “Indenture”), to be dated as of the First Closing Date (as hereinafter defined), by and among the Company, the Parent and The Hongkong and Shanghai Banking Corporation Limited, as trustee (the “Trustee”), substantially in the form attached hereto as Exhibit A. The Warrants are to be issued pursuant to the provisions of a warrant agreement (the “Warrant Agreement”), to be dated as of the First Closing Date (as defined below), by and between the Parent and The Hongkong and Shanghai Banking Corporation Limited, as the warrant agent, substantially in the form attached hereto as Exhibit B. As used herein, the term “Securities” shall mean, collectively, the Notes, the Warrants, the Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) and the Guarantees (as defined below).

(d)	Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

2. Terms of Offering.

(a)
Pursuant to the Indenture, the Parent shall irrevocably and unconditionally guarantee the Notes on a senior basis, and the Company shall cause all future direct and indirect subsidiaries of the Company (each, a “Subsidiary Guarantor”, and together with the Parent, the “Guarantors”), but not including any direct and indirect subsidiaries of the Company organized in the People’s Republic of China (“PRC”) unless a change in PRC law or interpretation in PRC law permits such guarantees without governmental approval or registration, to irrevocably and unconditionally guarantee, on a senior basis, to the Purchaser and to the Trustee the payment and performance of the Company’s obligations under the Documents (as defined below) (collectively, the “Guarantees”).

(b)	The Notes and the Guarantees will be secured by

(i)
a perfected first-priority Lien on all of the equity interests of the Company and the Subsidiary Guarantor in existence on the First Closing Date pursuant to (A) a charge over shares among The Hongkong and Shanghai Banking Corporation Limited, as the collateral agent (in such capacity, the “Collateral Agent”), the Parent and the Company (in the case of a charge over shares in the Company), (B) a charge over shares among the Collateral Agent, Star Cluster Incorporated and Hi-Tech Wealth Holding Ltd. (in the case of a charge over shares in Hi-Tech Wealth Holding Ltd.), substantially in the form attached hereto as Exhibit C-1, (C) a charge over shares among the Collateral Agent, Dr. Zhang Zhengyu and Star Cluster Incorporated (in the case of a charge over shares in Star Cluster Incorporated), substantially in the form attached hereto as Exhibit C-2, (each, a “Share Charge”), together with the Uniform Commercial Code (“UCC”) financing statement (the “UCC Financing Statement”), in the case of a charge over shares in the Company, or entry into the chargor’s Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of the charge over such chargor’s shares and an application with the Registrar of Corporate Affairs of the BVI to register details of the charge in the Register of Registered Charges, in order to comply the legal requirements in the BVI for establishing priority of collateral security interests, in the case of Share Charges (other than charge over shares in the Company) created under this subsection (i), and

(ii)
subject to the approval of the requisite Governmental Authority, a perfected Lien on all of the equity interests of each of Beihai Hi-Tech Wealth Technology Development Co., Ltd. and Beijing Hi-Tech Wealth Communication Technology Ltd., which are incorporated under the laws of the PRC (each a “WFOE”) pursuant to an equity pledge agreement between the Collateral Agent and the Company, substantially in the form attached hereto as Exhibit D (the “Onshore Equity Pledge Agreements,” and together with the Share Charges, financing statements and registrations being referred to herein as the “Security Documents”).

(c)
The Securities will be offered and sold to the Purchaser pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes, Warrants and the Warrant Shares shall bear the legends relating to the offer and the sale of the Notes, Warrants and the Warrant Shares as required by (i) Regulation S under the Act or (ii) any other applicable laws or regulations relating to the issuance of the Securities.

(d)
$10,000,000 of the net proceeds from the sale and issuance of the Securities shall be wired to an account designated by the collateral agent on behalf of the holders (“Secured Note Holders”) of two secured notes (“Secured Notes”) in the aggregate principal amount of $10,000,000 issued by the Parent on June 15 and August 2, 2007 to repay in full all the debt owed by the Parent under such Secured Notes, with the remainder deposited into the account of the Company jointly designated by the Company and the Parent in Hong Kong that is subject to co-signature authority by a representative of Abax Lotus Ltd. (the “Deposit Account”) and shall be made available to the WFOEs (as defined below) by way of capital contribution from the Company or a subsidiary of the Company. The Secured Note Holders shall issue a pay-off statement in the form required to discharge the pledge on Shares of the Company (the “Pay-off Statement”).

(e)
The Purchaser will be entitled to certain investor rights as set forth in each of the Investor Rights Agreement to be entered into by and among the Parent, the Purchaser and Dr. ZHANG Zhengyu, Mr. MA Qing and Ms. LI Ming (collectively, Dr. ZHANG, Mr. MA and Ms. LI are referred to herein as the “Controlling Shareholders”) and the other parties thereto, dated the First Closing Date, in the form attached hereto as Exhibit E (the “Investor Rights Agreement”), the Information Rights and Inspection Agreement in the form of Exhibit F and the Non-competition Agreement in the form of Exhibit G.

(f)
The Purchaser will be entitled to certain registration rights as set forth in the Equity Registration Rights Agreement to be entered into by and among the Parent and the Purchaser, dated the First Closing Date, in the form attached hereto as Exhibit H (the “Registration Rights Agreement”).

(g)
This Agreement, the Indenture, the Notes, the Guarantees, the Warrant Agreement, the Security Documents, the Investor Rights Agreement, Information Rights and Inspection Agreement, the Noncompetition Agreement and the Registration Rights Agreement are, collectively, referred to herein as the “Documents.”

3. Purchase, Sale and Delivery.

(a)
Subject to the terms and conditions herein, the delivery of the initial Notes with the aggregate principal amount of RMB150,000,000 and the Warrants to be purchased by the Purchaser shall occur at the Hong Kong office of Weil, Gotshal & Manges LLP, at 4:00 p.m., Hong Kong time, on January 10, 2008 or on such other Business Day thereafter as may be agreed upon in writing by the Company and the Purchaser (such date referred to herein as the “First Closing Date”).

(b)
Subject to the terms and conditions herein, upon the occurrence of the Financial Trigger, the Company shall have the option to require the Purchaser to purchase Option Notes in aggregate principal amount of RMB20,000,000 on any Business Day as may be agreed upon in writing by the Company and the Purchaser but in no event later than April 15, 2008 (such date referred to herein as the “Second Closing Date”, and along with the First Closing Date, each as applicable a “Closing Date” and each such time, as applicable, a “Closing”).

“Financial Trigger” means, for the Parent and its Subsidiaries on a consolidated basis, that net profit after tax for the three months ending December 31, 2007 shall be not less than $3,000,000 (or its equivalent in RMB, calculated at the exchange rate for conversion of US dollars into RMB quoted by the People’s Bank of China on the last Business Day of such fiscal year).

The calculation of “net profit after tax” for the purposes of this definition shall be as reported in the Parent’s financial statements for the applicable period, and shall be made in accordance with GAAP consistently applied, which shall be audited by the Parent’s independent public accountants in accordance with generally accepted auditing standards, after deducting “income tax expense” and the amount, if any, for minority interest that may arise, but without adding any “other comprehensive income” or any extraordinary income; provided that the calculation of “net profit after tax” for the purposes of this definition shall not include any costs or expenses incurred in connection with the transactions contemplated by this Agreement and costs and expenses in connection with all fundraising or financings activities of the Parent and the Company during the applicable period, including any non-cash expense incurred at any time in connection with the issuance of shares of Common Stock pursuant to (x) Section 8 of the Warrant Agreement or (y) the Parent’s stock option plans and employee stock purchase plans and which have been approved by the Parent’s Board of Directors so long as such issuances in the aggregate do not exceed five percent (5%) of the Common Stock of the Parent issued and outstanding immediately prior to such issuance or grants.

(c)
Subject to the terms and conditions herein, at the First Closing Date (or the Second Closing Date in the case of the Option Notes), the Company shall deliver to the Purchaser one or more global certificates representing the Initial Notes or Option Notes, as the case maybe, purchased by the Purchaser at the First Closing Date or the Second Closing Date, as the case maybe, and at the First Closing Date, the Parent shall deliver to the Purchaser one or more global certificates representing the Warrants, in each case registered in such names and denominations as the Purchaser may request (but not less than the minimum amount required by the Indenture), against payment by the Purchaser of the aggregate purchase price for the Notes and the Warrants. The aggregate purchase price shall be the equivalent in US dollars of the principal amount of Notes to be purchased, calculated at the exchange rate for conversion of US dollars into RMB quoted by the People’s Bank of China on the Business Day immediately preceding the respective Closing Date. The aggregate purchase price for the Notes and Warrants shall be paid by immediately available funds bank wire transfer to such bank account as the Company and the Parent shall have theretofore jointly designated to the Purchaser. In addition, in the event that any or all of the Option Notes are purchased by the Purchaser, payment of the purchase price for, and delivery of notes for, such Option Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Purchaser and the Company, on the Second Closing Date.

(d)
The Notes and Warrants, as the case may be, each to be represented by one or more global certificates in book-entry form, will be deposited on the Closing Date, by or on behalf of the Company and the Parent (as the case may be), with The Hongkong and Shanghai Banking Corporation Limited as common depositary for Clearstream Banking, socièté anonyme (or any successor securities agency) (“Clearstream”) and Euroclear Bank, S.A./N.V. (or any successor securities clearing agency) (“Euroclear”, together with Clearstream, the “Clearing Facilities”), or its designated custodian, and registered in the name of HSBC Nominees (Hong Kong) Limited for further credit to Purchaser’s account. The Common Stock is approved for quotation on the OTC Bulletin Board (the “Trading Market”).

4. Representations and Warranties of the Group Companies. Each of the Parent and the Company jointly and severally, represents and warrants to the Purchaser that, except as set forth in the SEC Reports (as defined below), the following representations and warranties are true and correct and will, on each of the Closing Dates, be true and correct:

(a)
SEC Reports. The Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2007, including pursuant to Section 13(a), 13(c) or 15(d) thereof (the foregoing materials from and after April 13, 2007, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)	Ownership of Shares of Subsidiaries; Affiliates.

(A)
The SEC Reports disclose complete and correct lists of each individual partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization (collectively, a “Person”) in which the Parent (i) owns, directly or indirectly, a majority of its capital stock or similar equity interests or (ii) otherwise maintains, directly or indirectly, control over management, operations and decision-making processes (each, a “Subsidiary” and collectively, the “Subsidiaries”), as to which Schedule II shows, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary.

(B)
All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule II as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Parent or another Subsidiary free and clear of any Lien (other than Liens arising by operation of law).

(C)
No Subsidiary is a party to, or otherwise subject to any legal or regulatory restriction or any agreement (other than this Agreement, the restrictions disclosed in Schedule II, and limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

(D)
Schedule II shows the correct names of each of Parent, the Company and each of Beihai Hi-Tech Wealth Technology Development Co. Ltd. and Beijing Hi-Tech Wealth Communication Technology Ltd., which are incorporated under the laws of the PRC (each a “WFOE”) (collectively, the Parent, the Company and the WFOEs being referred to herein as the “Group Companies”), the jurisdictions of their respective organization, and the percentage of shares of each class of their respective capital stock or similar equity interests outstanding owned by their respective shareholders. All of the outstanding shares of capital stock or similar equity interests of the Group Companies shown in Schedule II as being owned by their respective shareholders have been validly issued, are fully paid and non-assessable and are owned by such shareholders free and clear of any Lien (other than Liens arising by operation of law and Liens arising under the Security Documents).

(E)
Except pursuant to the Controlling Shareholders’ respective ownership interests in the Parent or as otherwise set forth in Schedule II, none of the directors or executive officers of the Group Companies holds, directly or indirectly, any beneficial ownership interest in any of the Subsidiaries.

(F)
Except as set forth in Schedule II, the Parent does not, directly or indirectly, beneficially own or control a minority interest in any other company, partnership or other entity and has not entered into any joint venture or strategic alliances.

(G)	As of the date hereof, the Company is the only Subsidiary of the Parent that are not organized in the PRC.

(c)
Organization. Each of the Group Companies (i) has been duly organized, is validly existing and is in good standing (if applicable) under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing (if applicable) as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Group Companies, taken as a whole, (B) the ability of any of the Group Companies to perform their respective obligations under any Document or (C) the validity or enforceability of any of the Documents or the consummation of any of the transactions contemplated therein (each, a “Material Adverse Effect”).

(d)	Capitalization and Voting Rights.

(i) Capital Stock. The authorized capital of the Parent consists, immediately prior to the First Closing Date, of (i) 280,000,000 shares of Common Stock, of which 59,369,615 shares of Common Stock are issued and outstanding immediately prior to the Closing, and (ii) 10,000,000 shares of Preferred Stock, of which 288.65 shares of Series B Preferred Stock are issued and outstanding.

(ii) Issued Shares. As at the date hereof and immediately prior to the First Closing Date, the aggregate number of shares of Common Stock issued and which are issuable pursuant to any exercise, conversion, exchange, subscription or otherwise in connection with any warrants, options (including pursuant to the Parent’s stock option plan), convertible securities or any agreement to sell or issue shares of Common Stock or securities which may be exercised, converted or exchanged for shares of Common Stock (collectively, “Fully-Diluted”) is 74,433,366 shares. The Warrant Shares issuable upon exercise of the Warrants have been duly reserved for issuance and will constitute 17.53% of the Parent’s Common Stock on a Fully-Diluted basis on the First Closing Date. All of the issued and outstanding shares of each of the Group Companies as of the Closing are duly authorized, validly issued, fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Act and any relevant blue sky laws of the United States of America or pursuant to valid exemptions therefrom and were issued in compliance with other applicable laws (including, without limitation, applicable PRC laws, rules and regulations) and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Parent to repurchase such share capital.

(iii) Voting and Other Agreements. There are no outstanding (A) options, warrants or other rights to purchase from any Group Company, (B) agreements, contracts, arrangements or other obligations of any Group Company to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of, or other ownership or equity interests in, any Group Company. Except as otherwise contemplated in the Investor Rights Agreement, the Parent is not a party or subject to any agreement or understanding, and, to the Parent’s knowledge after due inquiry, there is no agreement or understanding with any Person that affects or relates to (i) the voting or giving of written consents with respect to any security of the Parent (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of the Parent or (ii) the sale, transfer or other disposition with respect to any security of the Parent.

(iv) The Common Stock is registered pursuant to 12(g) of the Exchange Act, and the Parent has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Parent received any notification that the Commission is contemplating terminating such registration. The Parent has not, in the 12 months preceding the date hereof, received notice from the Trading Market to the effect that the Parent is not in compliance with the requirements of the Trading Market. The Parent is, and expects to be, in compliance with all of the listing requirements of the Trading Market in the foreseeable future.

(e)
No Registration Rights. Except for the registration rights to be granted by the Parent under the Registration Rights Agreement, no holder of securities of any of the Group Companies is or will be entitled to have any registration rights with respect to such securities.

(f)
Authorization and Execution. Each of the Group Companies has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party and to consummate the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by the Group Companies. Each of the Documents has been duly authorized and when executed and delivered by the Group Companies (to the extent it is a party thereto) shall constitute a legal, valid and binding obligation of each of the Group Companies (to the extent it is a party thereto) enforceable against each of the Group Companies (to the extent it is a party thereto) in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 8 of this Agreement or in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(g)
Valid Issuance of the Notes. Each of the Notes, when issued, sold and delivered in accordance with the terms thereof and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable federal or state securities laws. Assuming the accuracy of the Purchaser’s representations in Section 6 below, the Notes will be issued in compliance with applicable federal and state securities laws. The Notes, when issued, will be in the form contemplated by the Indenture. Each of the Notes has been duly authorized by the Company and, when executed and delivered by the Company, authenticated by the Trustee and delivered to the Purchaser in accordance with the terms of this Agreement and the Indenture, such Notes will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally. Each Guarantee has been duly and validly authorized by each Guarantor issuing such Guarantee and, when the Notes have been duly executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser with the Guarantees endorsed thereon by such Guarantor, will constitute the legal, valid and binding obligations of such Guarantor entitled to the benefits of the Indenture, enforceable against such Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(h)
Valid Issuance of Warrants. The Warrants, when issued in accordance with the terms thereof, will be free of restrictions on transfer, other than restrictions on transfer under applicable securities laws. The Warrants, when issued, will be in the form contemplated by the Warrant Agreement. The Warrants have been duly and validly authorized for issuance by the Parent, and, when executed and delivered by the Parent, authenticated by the Warrant Agent and delivered to the Purchaser, in accordance with the terms of this Agreement and the Warrant Agreement, the Warrants will have been duly executed, issued and delivered by the Parent and will constitute legal, valid and binding obligations of the Parent, entitled to the
9
benefits of the Warrant Agreement and the Registration Rights Agreement and enforceable against the Parent in accordance with their terms.

(i)
Valid Authorization and Reservation of Warrant Shares. The Warrant Shares have been duly and validly authorized and reserved for issuance by the Parent, and when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights, free from all taxes, Liens, charges and security interests with respect to the issuance thereof and free of restrictions on transfer (other than as expressly contemplated by the Documents).

(j)
Compliance with Instruments. None of the Group Companies is in violation of its respective certificate of incorporation, articles of association, by-laws or other organizational documents (the “Charter Documents”). None of the Group Companies is, nor does any condition exist (nor will exist with the passage of time or otherwise) that could reasonably be expected to cause any of the Group Companies to be, (i) in violation of any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to any of the Group Companies or any of their properties (collectively, “Applicable Law”) of any federal, state, PRC national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization of applicable jurisdictions, domestic or foreign (each, a “Governmental Authority”), or (ii) in breach of or in default (or subject to acceleration any Debt) under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than in each of clause (i) and (ii) such violations, breaches or defaults that are not material. All Applicable Agreements are in full force and effect with respect to the Group Companies and to the Parent’s knowledge, with respect to the other parties, are the legal, valid and binding obligations of the parties thereto.

(k)
No Conflicts. Neither the execution, delivery or performance of any of the Documents, the issuance of any of the Securities nor the consummation of any of the transactions contemplated herein or therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person or a Governmental Authority (other than consents already obtained which are in full force and effect) or result in the imposition of a Lien (other than a Lien arising under the Security Documents and the transactions contemplated by this Agreement) on any assets of any of the Group Companies under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, other than in each of clause (ii) and (iii) such violations, breaches or defaults that would not, individually or in aggregate, have a Material Adverse Effect (or such as have been, or at the Closing will have been, cured). After consummation of the transactions contemplated in the Documents, no Default or Event of Default will exist under the Indenture.

(l)	Security Interest/Security Documents.

(i)
When executed and delivered, the Share Charges will create valid and enforceable security interests in favor of the Collateral Agent in the charged collateral (as described therein), which security interests will secure the repayment of the Notes and the other obligations purported to be secured thereby; when the UCC Financing Statement in respect of the Parent’s Share Charge over the Company is filed with the Secretary of State of the State of Nevada, such security interest will be perfected on a first-priority basis; when pursuant to section 162 of the BVI Business Companies Act (the “BVIBC Act”), the Company makes an entry in its Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of its charge over WFOEs’ shares that it grants in favor of the Noteholders, and when pursuant to section 163 of the BVIBC Act, the Company makes an application with the Registrar of Corporate Affairs of the BVI to register details of the charge in the Register of Registered Charges, such security interest will be perfected on a first-priority basis; as of the Closing Date, the chargors under the Share Charges will own the charged collateral described therein free and clear of all Liens (except for Liens arising by operation of law and Liens arising under the Share Charges).

(ii)
When executed and delivered, and subject to the approval by relevant Governmental Authority as contemplated under Section 5(m) hereof, the Onshore Equity Pledge Agreement will create a valid and enforceable security interest in favor of the Collateral Agent in all the equity interests in the WFOE, which security interest will secure the repayment of the Notes and the other obligations purported to be secured thereby. When the Onshore Equity Pledge Agreement is filed with, and approved by, the relevant Governmental Authority pursuant to Section 5(m) hereof, the security interests represented thereby will be perfected.

(m)
Governmental Consents. No filing with, consent, approval, authorization or order of, any Governmental Authority is required for (i) the valid execution, delivery and performance by any of the Group Companies of the Documents, (ii) the offer, sale, issuance or delivery of the Notes, the Warrants, the Warrant Shares or the Guarantees, or (iii) the consummation of the transactions contemplated by the Documents, except (x) as have been obtained or will have been obtained on or before the Closing Date, or (y) as are described herein to perfect security interests granted pursuant to the Security Documents, and (z) as may be required under the Act or applicable state securities or “Blue Sky” laws.

(n)
Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Parent, threatened, that (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges any of the Documents or any of the transactions contemplated therein or (ii) would otherwise have or could reasonably be expected to have a Material Adverse Effect. None of the Group Companies is subject to any judgment, order or decree of which the Parent has knowledge and which would have a Material Adverse Effect.

(o)
Permits. Each of the Group Companies possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted (“Permits”). All of the Permits are valid and in full force and effect. Each of the Group Companies has fulfilled and performed all of its respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time could allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit. None of the Group Companies has received actual notice of any Proceeding relating to revocation or modification of any such Permit.

(p)
Title to Property. Each of the Group Companies has good and marketable title to all real property and personal property owned by it, in each case free and clear of any Liens as of the Closing Date, except such Liens as permitted under the Documents or such as would not have a Material Adverse Effect. For the real property not owned by any of the Group Companies and currently used or planned to be used for the business operations of the Group Companies, each of such Group Companies has good and marketable title to all leasehold estates in real and personal property being leased by it and, in each case free and clear of all Liens as of the Closing Date.

(q)
Insurance. Each of the Group Companies maintains reasonable adequate insurance covering its material properties, operations, personnel and business, and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Group Companies and their respective businesses, assets, employees, officers and directors are in full force and effect. Each of the Group Companies is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by any of the Group Companies under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Group Companies has been refused any insurance coverage sought or applied for, and none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, have a Material Adverse Effect.

(r)
Taxes. All Tax returns required to be filed by each of the Group Companies have been filed, and all such returns are true, complete and correct in all material respects. All material Taxes that are due from each of the Group Companies have been paid other than those (i) currently payable without penalty or interest or (ii) being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. To the knowledge of the Parent after due inquiry, there are no proposed Tax assessments against any of the Group Companies. The accruals and reserves on the books and records of each of the Group Companies in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, PRC national, provincial, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(s)	Intellectual Property.

(A)
Each of the Group Companies owns, or is validly licensed under, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how, (including any discoveries, concepts, ideas, research and development, know- how, formulas, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Group Companies), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and which as of the Closing Date, will be free and clear of all Liens, except where the failure to own, possess, or have the right to use such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. To the Parent’s knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by any of the Group Companies or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto, and, to the Parent’s knowledge, there are no facts which would form a valid basis for any such claim. The use of such Intellectual Property by any of the Group Companies does not and will not infringe on, violate, misappropriate or otherwise interfere or conflict with any the Intellectual Property rights of any other person.

(B)
The SEC Reports describe (i) all Registered IP owned by or licensed to any of the Group Companies and (ii) all other material Intellectual Property licensed to any of the Group Companies. “Registered IP” means Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing. All Intellectual Properties owned by each of the Group Companies are valid and enforceable and are in compliance with formal legal requirements.

(C)
Each of the Group Companies has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business. Each of the Group Companies has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business, including any Intellectual Property that is jointly developed with any third-parties, or any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. There is no infringement or misappropriation by any other Person of any Intellectual Property of any of the Group Companies. No proceedings or claims in which any of the Group Companies alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of any of the Group Companies are pending, and none has been served, instituted or asserted by any of the Group Companies.

(D)
Each of the Group Companies owns all rights in and to any and all Intellectual Property used or planned to be used by the Group Companies, or covering or embodied in any past, current or planned activity or service of the Group Companies, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by the Group Companies. No former or current employee, no former or current consultant, and no third-party joint developer of any of the Group Companies has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by the Group Companies which can be asserted against any Group Company.

(E)
No Intellectual Property owned by any Group Company is the subject of any security interest, Lien, license or other contract granting rights therein to any other Person, except as will be released in connection with the Closing. Each of the Group Companies has not (a) transferred or assigned, (b) granted an exclusive license to or (c) provided or licensed, any Intellectual Property owned by the Group Companies to any Person who is the subject of any security interest, Lien, license or other contract granting rights therein to any other Person.

(F)
Neither the execution, delivery and performance of this Agreement or other agreements to which any of the Group Companies is a party, or the consummation of the transactions contemplated hereby and thereby, does not and will not infringe on, violate, misappropriate or otherwise interfere or conflict with any the Intellectual Property rights of any other person.

(t)
Internal Controls. Each of the Group Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences.

(u)	Financial Statements.

(A)
The audited consolidated financial statements and related notes of the Parent contained in the Form 10-KSB for the year ended December 31, 2006 and the unaudited consolidated financial statements and related notes in the Form 10- QSB for the six months ended June 30, 2007 (collectively, the “Financial Statements”) have been prepared in accordance with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing; the Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the Financial Statements, and except that unaudited Financial Statements may not contain all footnotes required by GAAP; the Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments; all other financial, statistical, and market and industry-related data included in the SEC Reports are based on or derived from sources that the Parent reasonably believes to be reliable and accurate.

(B)
Subsequent to the date of the Parent’s audited financial statements filed for the year ended December 31, 2006, except as disclosed therein or in any subsequent SEC Report, (i) none of the Group Companies has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Parent, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Group Companies, or any payment of or declaration to pay any dividends or any other distribution with respect to the Group Companies, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Group Companies taken as a whole; excluding any changes caused by (x) the condition of the industry of the Parent that do not disproportionately affect the Parent, (y) the failure of the Parent to meet its financial projections or (z) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Parent, there is no event that is reasonably likely to occur in the foreseeable future, which if it were to occur, could, individually or in the aggregate, have a Material Adverse Change.

(v)
Solvency and Adequate Capital. All Indebtedness represented by the Notes and the Guarantees is being incurred for proper purposes and in good faith. Based on the financial condition of the Parent as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Group Companies’ assets exceeds the amount that will be required to be paid on or in respect of the Group Companies’ existing debts and other liabilities (including contingent liabilities) as they mature; (ii) the present fair saleable value of the assets of the Group Companies is greater than the amount that will be required to pay the probable liabilities of the Group Companies on their respective debt as they become absolute and mature, and (iii) the Group Companies are able to realize upon their assets and pay their debt and other liabilities (including contingent obligations) as they mature; (iv) the Group Companies’ assets do not constitute unreasonably small capital to carry on their respective businesses as now conducted and as proposed to be conducted including their respective capital needs taking into account the particular capital requirements of the business conducted by the Group Companies, and projected capital requirements and capital availability thereof; and (v) the current cash flow of each of the Group Companies, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. None of the Group Companies intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Parent has no knowledge of any facts or circumstances which lead it to believe that it or any other Group Companies will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Parent’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. None of the Group Companies is, or is reasonably likely to be, in default with respect to any Indebtedness and no waiver of default is currently in effect. None of the Group Companies has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien. None of the Group Companies is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any of the Group Companies, any agreement relating thereto or any other agreement (including, but not limited to, its Charter Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent on a consolidated basis.

(w)
No Stabilization. None of the Group Companies has and, to each of its knowledge after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Group Companies to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Parent or its Subsidiaries.

(x)
No Sale to the U.S. None of the Group Companies, their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act.

(y)
No Directed Selling Efforts. None of the Group Companies, their respective Affiliates, or any person acting on its or their behalf (other than the Purchaser, its Affiliates or persons acting on its behalf, as to whom the Group Companies make no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Parent, its Subsidiaries, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(z)
No Registration. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 6 hereof, no registration under the Act of the Securities is required for the offer, sale and delivery of the Securities in the manner contemplated herein or to qualify any Indenture under the Trust Indenture Act of 1939.

(aa)
Labor Matters. None of the Group Companies is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Parent, has sought to represent any of the employees, representatives or agents of the Group Companies. There is no strike or other labor dispute involving any of the Group Companies pending or threatened, which could have a Material Adverse Effect. There is no employment related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending or threatened against any of the Group Companies that could, individually or in the aggregate, have a Material Adverse Effect.

(bb)
Brokers and Finders. The Parent has not engaged any broker, finder, commission agent or other similar person in connection with the transactions contemplated under the Documents, and the Parent is not under any obligation to pay any broker’s fee or commission in connection with such transactions.

(cc)
Environmental Matters. Each of the Group Companies (i) is in compliance with any and all applicable foreign, federal, state, PRC national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (iv) has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not result in a Material Adverse Effect; and (v) has stored no hazardous materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any hazardous materials in a manner contrary to any Environmental Laws; except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)
Encumbrances. As of the Closing Date, there will be no encumbrances, foreign exchange restrictions or contractual restrictions on the ability of any of the Group Companies (x) to pay dividends or make other distributions on such parties’ capital stock or to make loans or advances or pay any indebtedness to, or investments in, any of the Group Companies or (y) to transfer any of its property or assets to any of the Group Companies, except for such restrictions set forth in the Documents or limitations imposed by corporate law statutes.

(ee)
Winding up; Dissolution. None of the Group Companies has taken any action nor, to the Parent’s knowledge after due inquiry, have any steps been taken by any third party or legal, legislative or administrative proceedings been started or, to the Parent’s knowledge after due inquiry, threatened to (i) wind up, dissolve, make dormant, or eliminate any of the Group Companies or (ii) to withdraw, revoke or cancel any material approvals to conduct the business of any of the Group Companies, if applicable.

(ff)
Sovereign Immunity. Under the laws of their respective jurisdiction of incorporation and the PRC, none of the Group Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(gg)
Purchaser Liability. No holders of any of the Notes or Warrants or Warrant Shares will be subject to liability in respect of any liability of the Parent or the Company by virtue only of the holding of any such Securities.

(hh)
Certificate. Each certificate signed by any officer of any of the Group Companies and delivered to the Purchaser shall be deemed a representation and warranty by such company (and not individually by such officer) to the Purchaser with respect to the matters covered thereby.

(ii)
Foreign Corrupt Practices Act. None of the Group Companies, nor to the knowledge of the Parent, any agent or other person acting on behalf of any of the Group Companies, directly or indirectly, (i) has used any funds or will use such funds or any proceeds from the sale of the Securities for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Group Companies (or made by any person acting on its behalf of which the Parent is aware) which is in violation of law, or (iv) violated or taken any action which violates or would result in a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”).

(jj)
Related Party Transactions. No material transactions or relationships, direct or indirect, exists between or among any of the Group Companies or its Subsidiaries or any Affiliate of the Group Companies or its subsidiaries, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including his or her spouse, child, sibling, any company or undertaking in which he or she holds any equity interest, or any person related by marriage or consanguinity), on the other hand.

(kk)
Investment Company. None of the Group Companies is, and as a result of the offer and sale of the Securities contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended, in connection with or as a result of the offer and sale of the Securities.

(ll)	PFIC. None of the Group Companies is or intends to become a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code.

(mm)
OFAC. Neither the Parent nor, to the knowledge of the Parent, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Parent is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. None of the Group Companies does any business with governments, entities or persons subject to any U.S. sanctions administered by the OFAC or any enabling legislation or executive order relating thereto, or, to the best of the knowledge of the Parent, any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

(nn)
Money Laundering Laws. The operations of each of the Group Companies are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.

(oo)
Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve System or any other regulation of such Board of Governors.

(pp)	Other Representations and Warranties Relating to the PRC Group Companies.

(A)
The constitutional documents and certificates and related material contracts of each of the WFOE and any other Group Companies (excluding the Parent, the Company and the Subsidiary Guarantors) (collectively, the WFOE and such other Group Companies established under the laws of the PRC are referred to herein as the “PRC Group Companies”) are valid and have been duly approved or registered (as applicable) by competent PRC Governmental Authorities.

(B)
All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of each of the PRC Group Companies have been duly obtained from the relevant PRC Governmental Authorities and are in full force and effect.

(C)
All filings and registrations with the PRC Governmental Authorities required in respect of each of the PRC Group Companies and its operations including, without limitation, the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations.

(D)
Each of the PRC Group Companies has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Government Authorities. There are no outstanding rights of, or commitments made by the Parent or any Subsidiary to sell any equity interest in any of the PRC Group Companies, or by any of the other PRC Group Companies’ shareholders to sell any equity interest in such other PRC Group Companies.

(E)
The PRC Group Companies are not in receipt of any letter or notice from any relevant PRC Governmental Authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the PRC Group Companies.

(F)
Each of the PRC Group Companies has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities.

(G)
As to licenses, approvals and government grants and concessions requisite or useful for the conduct of any part of the PRC Group Companies’ business which are subject to periodic renewal, the Parent has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC Governmental Authorities.

(H)
With regard to employment and staff or labor, each of the PRC Group Companies has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(qq)
Full Disclosure. All disclosure furnished by or on behalf of the Parent to the Purchaser regarding any of the Group Companies, their respective businesses and the transactions contemplated under the Documents, with respect to the representations and warranties made herein, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Parent acknowledges and agrees that the Purchaser does not make any representations or warranties with respect to the transactions contemplated hereby, other than those specifically set forth in Section 6 hereof.

5. Covenants of the Group Companies. Each of the Group Companies, jointly and severally, hereby agrees:

(a)
To (i) advise the Purchaser promptly after obtaining knowledge (and, if requested by the Purchaser, confirm such advice in writing) of the issuance by any applicable securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any applicable state securities commission or other regulatory authority, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any applicable state securities or Blue Sky laws, and (iii) if at any time any applicable state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)
Whether or not any of the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, and (B) the preparation, issuance and delivery of the Securities, (ii) all fees and expenses of counsel, accountants and any other experts or advisors retained by the Group Companies, (iii) all expenses in connection with qualifying the Securities for settlement in the Clearing Facilities, (iv) all fees and expenses (including reasonable fees and expenses of counsel) of the Parent in connection with approval of the Securities for “book-entry” transfer, (v) all fees and expenses (including any filing, regulatory and registration fees) relating to the perfection of Liens, and (vi) all fees and expenses (including fees and expenses of counsel) of the Trustee, the Warrant Agent and the Collateral Agent. In addition, upon the First Closing Date, the Company will pay to the Purchaser an arrangement fee of $2,000,000 (the “Arrangement Fee”) in connection with the sale and issuance of the Securities which will be deducted from the aggregate purchase price for Notes and Warrants payable by the Purchaser at such First Closing Date. No such Arrangement Fee shall be payable in connection with the Second Closing Date.

(c)	To do and perform all things and comply with all covenants and agreements required to be done and performed or complied with under the Documents prior to and after the Closing Date.

(d)
Prior to making any public disclosure or filings as may be required by applicable law with respect to this Agreement and the transactions contemplated hereby, to provide the Purchaser and its counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received from the Purchaser or its counsel.

(e)	Use reasonable efforts to maintain the trading of the Common Stock in the Trading Market.

(f)
Subject to the requirements of applicable laws and regulations and for so long as the Purchaser owns any of the Securities, the Parent will furnish to the Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Parent (A) to the Trustee under the Indenture or (B) to the Warrant Agent under the Warrant Agreement, and as soon as reasonably available, copies of any reports or financial statements furnished to or filed by the Parent with the Commission or any national securities exchange on which any class of securities of the Parent may be listed; provided, however, that any such report or financial statements filed on the Commission’s EDGAR database need not be separately furnished.

(g)
During the two-year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), not to, and not to permit any current or future Subsidiaries of the Parent or any other affiliates (as defined in Rule 144(a) under the Act) controlled by the Parent to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Parent, any current or future Subsidiaries of the Parent or any other affiliates (as defined in Rule 144(a) under the Act) controlled by the Parent, except pursuant to an effective registration statement under the Act.

(h)
To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Securities or the sale thereof to the Purchaser.

(i)
The Parent will use its reasonable best efforts not to become, and cause its Subsidiaries not to become, a PFIC. If the Parent determines that it or any of its Subsidiaries has become a PFIC, the Parent will promptly notify the Purchaser and provide all information requested by the Purchaser that is necessary for the Purchaser to make a qualified electing fund (QEF) election under Section 1295 of the Internal Revenue Code.

(j)
No Group Company shall, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture or other Person for the purposes of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(k)
Each of the Group Companies shall conduct its operations at all times in compliance with the Money Laundering Laws of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued administered or enforced by any applicable Governmental Authorities.

(l)
The Parent and the Company agree that they will not register any transfer of the Securities that is not (i) made in accordance with the provisions of Regulation S under the Act, (ii) made pursuant to registration under the Act, or (iii) made pursuant to an available exemption under the Act.

(m)
The Company shall, as soon as reasonably practicable, use its reasonable best efforts to (i) obtain approvals from, and complete filing procedures with, relevant Governmental Authorities in order to create valid and enforceable security interests over all of the equity interests of each WFOE pursuant to the Onshore Equity Pledge Agreements, and (ii) procure Mr. Yang Tian Sheng (or another Person who is reasonably acceptable to Purchaser) as sponsor to act on behalf of the Company in making the foregoing filings and completing such procedures which sponsor shall act at the instruction of the Collateral Agent. If the PRC Governmental Authorities require any amendments, modifications or changes to the Onshore Equity Pledge Agreements as a condition to their approval of such agreements, then the Company shall use its best efforts to effect such amendments, modifications or changes to such agreements, as the case may be, to obtain such approvals from the relevant Governmental Authorities.

(n)
The Parent shall use its best efforts to assist the Purchaser to timely file the UCC Financing Statement under Article 9 of the UCC of Nevada with the Secretary of the State of the State of Nevada with respect to the Parent’s charge over shares in the Company, which initial filing shall be completed no later than one month from the date of the Closing.

(o)
To the extent that any Controlling Shareholder or Group Company is subject to or under the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively “Circular 75”), each Group Company and each Controlling Shareholder hereby covenants to the Purchasers and the Company that it shall fully comply, and shall procure that each such Controlling Shareholder and/or Group Company to comply, in all respects with Circular 75 and any related requirement of law, including without limitation, the completion of any applicable foreign exchange registration, settlement or remittance requirement therein by March 31, 2008.

(p)
The Company shall, contemporaneously with the First Closing and pursuant to section 162 of the BVIBC Act, make an entry in its Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of the charge over WFOEs’ shares that it grants in favor of the Noteholders, and shall as soon as practicable after Closing, pursuant to section 163 of the BVIBC Act, make an application with the Registrar of Corporate Affairs of the BVI to register details of the charge in the Register of Registered Charges, in order to comply the legal requirements in the BVI for establishing priority of collateral security interests.

(q)
The Company will use the proceeds from the offer and sale of the Securities in the First Closing (the “Proceeds”) solely for (i) set-up and general working capital expenditures for direct television marketing operations (but subject to the prior written consent of the Purchaser for expenditures exceeding $15,000, which consent shall not be unreasonably
22
withheld), (ii) repayment of the Secured Notes on the First Closing Date and (iii) fees and expenses (including the Arrangement Fee) payable with respect to the issuance of the Securities (collectively, the “Permitted Use of Proceeds”).

(r)	The proceeds from the offer and sale of the Securities will, prior to contribution to the WFOE, be retained in the Deposit Account until such proceeds are to be used for the Permitted Use of Proceeds.

(s)
The Parent (i) shall at all times keep reserved for issuance and delivery such number of Warrant Shares issuable upon exercise of any Warrant and (ii) shall, from time to time, take all necessary steps to amend its certificate or articles of incorporation to provide a sufficient reserve of Warrant Shares for issuance upon exercise of the Warrants.

(t)
In connection with the exercise of the Warrants, neither the Parent nor any Person acting on its behalf will take any action which would result in the Warrant Shares being issued by the Parent other than to the then existing holders of the Warrants exclusively, in each case where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Act.

(u)
Each of the Group Companies undertakes that (i) it will comply with the FCPA, including, without limitation, not making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of value to any “foreign official” (as the term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) it will conduct its business in compliance with the FCPA, and (iii) it will institute and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(v)
The Parent covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent after the date hereof pursuant to the Exchange Act. As long as the Warrant Shares are “restricted securities” as defined in Rule 144(a)(3), if the Parent is not required to file reports pursuant to the Exchange Act, it will prepare and make publicly available in accordance with Rule 144(c) (and, if the Purchaser owns any Warrant Shares, furnish to the Purchaser) such information as is required to sell such Warrant Shares under Rule 144. The Parent further covenants that it will take such further action as any holder of the Warrant Shares may reasonably request, to the extent required from time to time to enable such person to sell such Warrant Shares, as applicable, without registration under the Act within the requirements of the exemption provided by Rule 144.

(w)
The Parent shall, by 8:30 a.m. New York City time on the fourth business day following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Documents that are required by the Commission’s rules and regulations to be filed thereto. The Parent and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Parent nor the Purchaser shall issue any such press release or otherwise make any such public statement (i) without the prior consent of the Parent, with respect to any press release of the Purchaser, or (ii) without the prior consent of the Purchaser, with respect to any press release of the Parent, in either case of (i) and (ii), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Parent shall not publicly or otherwise disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or any securities exchange or the Trading Market, without the prior written consent of the Purchaser, except (x) as required by federal securities law in connection with the filing of the Documents (including signature pages thereto) with the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations, in which case the Parent shall provide the Purchaser with reasonable prior notice of such disclosure permitted hereunder.

(x)
As soon as reasonably practicable following the date hereof, but in any event no later than March 31, 2008, the Company shall take all necessary actions to consummate the transactions contemplated by that certain Binding Term Sheet, dated February 8, 2007, by and between the Company and Beijing Hi-tech Wealth Investment and Development Company Limited (the “Binding Term Sheet”), including without, limitation:

(A)
performing, or causing one of its subsidiaries to perform, the Company’s obligations thereunder or pursuant to the subsequent definitive agreement, if any, entered into by such parties with respect to the matters contemplated in the Binding Term Sheet (to the extent applicable, the “Binding IP Transfer Agreement”);

(B)	paying, or causing one of its subsidiaries to pay, the requisite purchase price as set forth in the Binding Term Sheet or, to the extent applicable, the Binding IP Transfer Agreement;

(C)
registering, or causing one of its subsidiaries to register, the transfer of the applicable intellectual property rights purchased pursuant to the Binding Term Sheet, or to the extent applicable, the Binding IP Transfer Agreement, with the applicable governmental authorities, so as to ensure the proper ownership of such intellectual property rights by the Company and/or one of its subsidiaries;

6. Purchaser’s Representations, Warranties and Agreements.

The Purchaser represents and warrants to the Parent and the Company that:

(a)
It is not a “U.S. Person” (as defined in Rule 902 of Regulation S under the Act) and it understands that no action has been or will be taken in any jurisdiction by the Parent or the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required. It is not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(b)	It is not acquiring the Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(c)
It (A) agrees that it will not offer, sell or otherwise transfer any of the Securities nor, unless in compliance with the Act, engage in hedging transactions involving such securities, on or prior to (x) the date which is 40 days (in the case of the Notes) or one year (in the case of the Warrants and the Warrant Shares) after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by the Purchaser) and (y) such later date, if any, as may be required by applicable law, except (a) to the Parent or the Company, (b) pursuant to a registration statement that has been declared effective under the Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144A under the Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph.

(d)	The Purchaser acknowledges that the Securities are “restricted securities” as defined in Rule 144 under the Act and subject to resale restrictions during the period set forth in Rule 144.

(e)
No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Act), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

(f)
The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person, directly or indirectly, to sell, transfer, distribute or grant participations to such Person or to any third Person, with respect to any of the Securities.

(g)
The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated by the Documents, including, without limitation, the purchase of the Securities: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Charter Documents or any amendment thereof; and (c) shall not violate, constitute a breach of or a default (with the passage of time or otherwise) under, or require the consent of any person or a Governmental Authority (other than consents already obtained which are in full force and effect) under or pursuant to (i) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which the Purchaser is a party or by which the Purchaser or its property is bound, or (ii) any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to the Purchaser or any of its properties, other than in each of clause (i) and (ii) such violations, breaches or defaults that would not, individually or in aggregate, have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(h)
This Agreement and the other Documents to which it is a party have been duly executed and delivered by it and assuming that it is binding on and enforceable against the Company, this Agreement constitutes the Purchaser’s legal, valid and binding obligation enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(i)
The Purchaser has not engaged any broker, finder, commission agent or other similar person in connection with the transactions contemplated under the Documents, and the Purchaser is not under any obligation to pay any broker’s fee or commission in connection with such transactions.

7. Conditions to Purchase Securities at Closing. (i) The Purchaser’s obligation to purchase the Securities under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

(a)
All the representations and warranties of each of the Group Companies contained in this Agreement and in each of the Documents shall have been true and correct (disregarding all qualification and exceptions contained therein relating to materiality or Material Adverse Effect) in all material respects as of the date hereof and shall be true and correct in all material respects at the respective Closing Date. On or prior to the respective Closing Date, the Group Companies and each other party to the Documents (other than the Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents to the satisfaction of the Purchaser.

(b)
No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the respective Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Parent after due inquiry, be pending or threatened as of the respective Closing Date.

(c)
No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the respective Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Parent after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d)
The Parent and the Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all Permits, authorizations, approvals or consents of any Governmental Authority.

(e)	The Purchaser shall have received on the respective Closing Date:

(A)
certificates dated the respective Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer(s) of each of the Group Companies, on behalf of each of such Group Companies, respectively, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Date, (b) such Group Company has complied with all Documents in all material respects and satisfied all conditions set forth in such Documents on its part to be performed or satisfied hereunder (to the extent it is a party to such Documents) at or prior to such Closing Date unless otherwise waived pursuant to the terms hereof, (c) at such Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, (d) since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), none of the Group Companies has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Group Companies, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise), results of operations, prospects or regulatory status of the Group Companies, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of any of the Group Companies that is material to the business, condition (financial or otherwise) or results of operations, prospects or regulatory status of the Group Companies, taken as a whole, and (e) the sale of any of the Securities has not been enjoined (temporarily or permanently);

(B)	certificates dated the Closing Date, executed by the Secretary or authorized officer of each of the Group Companies, certifying such matters as the Purchaser may reasonably request;

(C)	certificates dated the Closing Date, executed by officers of the Parent and the Company certifying such matters as the Purchaser may reasonably request;

(D)	the opinion of Loeb & Loeb LLP, special U.S. counsel to the Parent and the Company, dated the respective Closing Date, in the form and substance reasonably acceptable to the Purchaser;

(E)	the opinion of Lewis & Roca LLP, Nevada counsel to the Parent, dated the respective Closing Date, in the form and substance reasonably acceptable to the Purchaser;

(F)	the opinion of Appleby Hunter Bailhache, as to matters of BVI law, dated the respective Closing Date, in the form and substance reasonably acceptable to the Purchaser; and

(G)	the opinion of King & Wood, as to matters of PRC law, dated the respective Closing Date, in the form and substance reasonably acceptable to the Purchaser.

(f)
On the First Closing Date, each of the Documents and the Pay-off Statement shall have been executed and delivered by all parties thereto to the satisfaction of the Purchaser, and the Purchaser shall have received a fully executed original (or clearly legible facsimile copy) of each Document.

(g)
The Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the transactions contemplated in the Documents that are required to be delivered at or prior to the Closing Date.

(h)	None of the other parties to any of the Documents shall be in breach or default under their respective obligations thereunder.

(i)	The Collateral Agent shall have received on the First Closing Date:

(A)	evidence satisfactory to the Purchaser that any prior Liens in respect of the shares of the Company have been fully discharged, including the share pledge in favor of the Secured Note Holders;

(B)	the certificate representing the Charged Shares (as defined in the Share Charges), accompanied by undated stock powers duly executed in blank by the Chargors pursuant to the respective Share Charges;

(C)
any appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of UCC Financing Statement naming the Parent as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or desirable to perfect the security interests of the Collateral Agent pursuant to the Indenture;

(D)
any certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the First Closing Date, listing all effective financing statements which name the Parent (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in the Indenture);

(E)
a copy of the Register of Charges of each chargor under the Share Charge, dated a date reasonably near to the First Closing Date, listing all effective charges and mortgages which name the Company as the debtor, together with copies of such charges and mortgages (none of which shall cover any collateral described in the Indenture);

(F)
copies of Register of Members of each of the pledged company under the Share Charge, dated a date reasonably near to the First Closing Date, listing all effective charges and mortgage as contemplated by the Security Documents;

(G)	such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;

(H)
the Collateral Agent and its counsel shall be satisfied that no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Indenture and the Share Charges or that is being released in favor of such Secured Parties on such Closing Date;

(I)	the Pay-off Statement.

(j)
All UCC Financing Statements or other similar financing statements or filings required pursuant to Section 7(i) (collectively, the “Filing Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the First Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 10 days following the First Closing Date.

(k)
The respective Boards of Directors and, to the extent legally required, the respective shareholders of the Group Companies shall have approved and authorized by all necessary corporate action (i) the execution and delivery of the Documents, (ii) all actions to be performed or satisfied under the Documents (including, without limitation, the reserve for issuance of the Warrant Shares issuable upon exercise of the Warrants), (iii) the consummation of the transactions contemplated by the Documents, (iv) the pricing terms of the Securities and (v) all other actions necessary in connection with the transactions contemplated by the Documents and the offering of the Securities and shall have provided the Purchaser with a copy of such authorizations.

(l)
The Purchaser shall have completed and be satisfied with the results of all business, legal and financial due diligence in its sole discretion and absolute satisfaction, and any items requiring correction identified by the Purchaser shall have been corrected to the Purchaser’s satisfaction.

(m)
Conditions to Purchase of Option Notes. In the event that the Company exercises its option to require the Purchaser to purchase the Option Notes after the First Closing Date, the Purchaser shall receive, dated as of the Second Closing Date, the items referred to in Section 7(e), dated as of the Second Closing Date, and true and correct as of such date.

8. Indemnification.

(a)
Each of the Parent and the Company, jointly and severally, agrees to indemnify and hold harmless the Purchaser, each of its affiliates (including any person who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, shareholders, counsel, employees and agents (the Purchaser and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with:

(A)
actions taken or omitted to be taken by any of the Group Companies or their respective affiliates, officers, directors, employees or agents in breach or violation of their respective representations, warranties, covenants and agreements set forth in this Agreement or any of the other Documents; and

(B)
any breach by any of the Group Companies of their respective representations, warranties, covenants and agreements set forth in this Agreement or in any of the other Documents; and, subject to the provisions hereof, will reimburse the Indemnified Persons for all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of the Indemnified Persons’ personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against an Indemnified Person, any of the Group Companies, or their respective officers or directors, each of the Parent and the Company will reimburse the Purchaser for all reasonable expenses incurred by the Purchaser by reason of any of the Indemnified Persons being involved in any such action; provided, however, Parent and the Company shall not be liable for indemnification hereunder with regard to any grossly negligent act or omission or willful misconduct by the Purchaser or any other Indemnified Person which results in the unavailability to the Parent (or any of its affiliates) or to the offering of the Securities of the exemption from the registration requirements of the Act provided by Regulation S thereunder. This indemnity will be in addition to any liability that any of the Group Companies may otherwise have to the Indemnified Persons.

(b)
As promptly as reasonably practical after receipt by an Indemnified Person under this Section 8 of notice of the commencement of any action for which such Indemnified Person is entitled to indemnification under this Section 8, such Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraph (a) above. In case any such action is brought against any Indemnified Person, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the written consent of such Indemnified Person, be counsel to the indemnifying party) at the expense of the indemnifying party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or are targets of, any such action include both the Indemnified Person and the indemnifying party, and the Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it and/or any other Indemnified Person that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such Indemnified Person or Persons and such Indemnified Person or Persons shall have the right to select separate counsel (including an additional local counsel) to defend such action on behalf of such Indemnified Person or Persons at the reasonable expense of the indemnifying party. After notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof and approval by such Indemnified Person of counsel appointed to defend such action, the indemnifying party will not be liable to such Indemnified Person under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Person in connection with the defense thereof, unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the Indemnified Persons who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party. After such notice from the indemnifying party to such Indemnified Person, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Person without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(c)
No indemnifying party shall, without the prior written consent of any Indemnified Person, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim, suit or proceeding in respect of which the Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by any Indemnified Person (whether or not the Indemnified Person is an actual or potential party to such action or claim), unless such settlement (A) includes an unconditional express written release of any Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person. If a claim or action is settled, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.

(d)
The indemnity and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Parent or the Company may have to any Indemnified Person at common law or otherwise, (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Person and (iii) shall be binding on any successor or assignee of any of the Parent or the Company and their respective successors or assignees.

(e)
If Parent or the Company enter into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, Parent or the Company shall provide for the assumption of their obligations under this Agreement by another party reasonably satisfactory to the Purchaser.

9. Termination.

(a)	The Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(A)
since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Purchaser’s reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and the Indenture, or (ii) materially impair the investment quality of any of the Securities;

(B)	the failure of any of the Parent or the Company to satisfy any of the conditions contained in Section 7(e) hereof on or prior to January 10, 2008;

(C)
any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States, the European Union, PRC or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States, the European Union or Hong Kong could be expected to make it, in the Purchaser’s reasonable judgment, impracticable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement or the Indenture;

(D)
trading in the Parent’s Common Stock shall have been suspended by the Trading Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the NASDAQ Small Cap Market, the NASDAQ Capital Market or the NASDAQ Global Market or any setting of limitations on prices for securities on any such exchange or the NASDAQ Capital Market or the NASDAQ Small Cap Market, the NASDAQ Global Market;

(E)	the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that could be reasonably expected to have a Material Adverse Effect;

(F)
the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the United States, European Union, Hong Kong or elsewhere; or

(G)	the Other Agreement has been terminated pursuant to the terms thereof.

(b)
The Parent and the Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Purchaser based upon the Purchaser’s breach of its representations, warranties, covenants and obligations under this Agreement.

10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of any of the Group Companies and the Purchaser set forth in this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser or any of the Group Companies, and (ii) acceptance of the Securities, and payment for them hereunder.

11. Substitution of Purchaser. The Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Securities, by written notice to the Company, which notice shall be signed by the Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the original purchaser all of the Securities then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original purchaser, and the original purchaser shall have all the rights of an original holder of the Securities under this Agreement.

12. Miscellaneous.

(a)	Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(A) if to the Parent and the Company and/or the other Group Companies, to:

China Mobile Media Technology Inc.
9th Floor, Block C, Intell-Center
No. 18 Zhongguancun East Road
Haidian District
Beijing, China 100083
Attention: Chief Financial Officer
Facsimile No.: 86 10 8260 1927

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Fax: +1 212 202 7829
Attn: Mitchell Nussbaum, Esq.

(B) if to the Purchaser, to the addresses as indicated in Schedule I:

(b)
Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Parent covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Parent believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Parent understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions contemplated hereunder.

(c)
This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Group Companies and the Purchaser and, to the extent provided in Section 8 hereof, the controlling persons and their respective agents, employees, officers, directors, partners, counsel, and shareholders expressly referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

(d)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e)
All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed as follows: one arbitrator shall be appointed by the Purchaser, one arbitrator shall be appointed by the Company, and the third arbitrator shall be appointed jointly by the two arbitrators appointed by the parties. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The arbitration awards shall be final and binding upon the parties.

(f)
No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(g)	This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(h)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

(i)
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case, to the extent permitted by applicable law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by applicable law.

(j)
This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

[signature page follows]

EXECUTION COPY

Please confirm that the foregoing correctly sets forth the agreement among Parent, the Company and the Purchaser.

Very truly yours,

CHINA MOBILE MEDIA TECHNOLOGY INC.

By:
Name: Title:

MAGICAL INSIGHT INVESTMENTS LIMITED

By:
Name: Title:

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Accepted and Agreed to:

ABAX LOTUS LTD.

By:
Name: Title: Authorized Signatory

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

SCHEDULE I

Schedule of Purchasers

I. Closing of the Sale and Issuance of Notes and Warrants

First Closing Date: January 10, 2008

Name and Address	Principal Amount of Notes	Number of Warrants
Abax Lotus Ltd.	RMB150,000,000	12,000,000
c/o Abax Global Capital
(Hong Kong)
Suite 6708, 67/F Two
Limited International Finance Centre
8 Finance Street
Central, Hong Kong SAR
Fax: +852 36021702

Second Closing Date:

Name and Address	Principal Amount of Notes	Number of Warrants
Abax Lotus Ltd.	RMB20,000,000	None
c/o Abax Global Capital
(Hong Kong)
Suite 6708, 67/F Two
Limited International Finance Centre
8 Finance Street
Central, Hong Kong SAR
Fax: +852 36021702

SCHEDULE II

To be provided

List of Exhibits

Exhibit A.	Form of Indenture

Exhibit B.	Form of Warrant Agreement

Exhibit C.	Form of Share Charge

Exhibit C-1.	Form of Share Charge Over Shares in Hi-Tech Wealth Holding Ltd.

Exhibit C-2.	Form of Share Charge Over Shares in Star Cluster Incorporated

Exhibit D.	Form of Onshore Equity Pledge Agreement

Exhibit E.	Form of Investor Rights Agreement

Exhibit F.	Form of Information Rights and Inspection Agreement

Exhibit G.	Form of Non-Competition Agreement

Exhibit H.	Form of Registration Rights Agreement